UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2013

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey		07073
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2013, Kid Brands, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”), effective as of August 15, 2013, with Marc S. Goldfarb, former Senior Vice President, General Counsel and Corporate Secretary of the Company, for his retention as a legal consultant to the Company.

Pursuant to the terms of the Agreement, Mr. Goldfarb has been retained as Senior Legal Advisor to the Company and will perform legal consulting services to the Company as reasonably requested. The term of the Agreement (the “Term”) shall end on April 14, 2014, unless extended by mutual agreement of the parties. Either party may also elect to terminate the Agreement in the event Mr. Goldfarb commences full-time employment with a third party during the Term. Mr. Goldfarb shall be compensated at the rate of $28,750 per month, pro rated in the case of partial months. Any equity awards which were vested at the time of Mr. Goldfarb’s resignation from the Company (effective August 14, 2013) shall continue to be exercisable until 90 days following expiration of the Term of the Agreement. All unvested equity was forfeited at the time of such resignation. Mr. Goldfarb may remain on the Company’s medical/dental insurance plans pursuant to COBRA, and during the Term, the parties will share the expenses thereof in the same manner as during Mr. Goldfarb’s employment (with the value of the benefit for the COBRA costs provided by the Company to Mr. Goldfarb being approximately $937 per month). During the Term, Mr. Goldfarb may pursue other professional relationships, provided that the Company shall be entitled to offset compensation under the Agreement with other professional income received by Mr. Goldfarb during the Term. In connection therewith, the Agreement provides that Mr. Goldfarb shall not be required to provide services during the Term in excess of one half day per week. The Agreement contains a non-solicitation agreement during the Term, and also contains customary confidentiality and mutual release provisions. Pursuant to the Agreement, the Company will indemnify Mr. Goldfarb from all losses and damages arising out of or in connection with the Agreement, except to the extent caused by Mr. Goldfarb’s gross negligence or willful misconduct (in which case Mr. Goldfarb shall be liable for direct damages only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2013	KID BRANDS, INC.

	By:	/s/ Jodie Simon Friedman
Name: Jodie Simon Friedman
Title: Vice President and General Counsel

3